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                                                                 EXHIBIT 99.01


                        Flextronics International Ltd.
                             20 Changi South Lane
                               Singapore 486123



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 50549-0306



Ladies and Gentlemen:

      Please be advised that Arthur Andersen LLP ("Andersen") has represented to us that its audit of our financial statements as of March 31, 2002 and 2001 and for each of the years in the three-year period ended March 31, 2002, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                          Very truly yours,

                                          FLEXTRONICS INTERNATIONAL LTD.

                                          By:      /s/  Thomas J. Smach
                                                 ------------------------------

                                          Name:  Thomas J. Smach

                                          Title: Vice President of Finance